Exhibit 10.45

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT AGREEMENT (the “Amendment”) modifies certain terms and conditions of the employment agreement effective March 16, 2015 between Dirk McMahon and United HealthCare Services, Inc. (the “Employment Agreement”). Accordingly, Executive’s Employment Agreement is amended as follows, effective as of the last date executed below:

Section 3.E. is hereby deleted and replaced with the following:
“By Executive for Good Reason. Executive may terminate Executive’s employment for Good Reason, as defined below. Executive must give UnitedHealth Group written notice specifying in reasonable detail the circumstances constituting Good Reason: i) within 120 days of becoming aware of such circumstances described in (a), (b), or (c) below; or ii) at any time on or before one year following a change described in (d) below, or such circumstances will not constitute Good Reason. If the circumstances constituting Good Reason are reasonably capable of being remedied, UnitedHealth Group will have 60 days to remedy such circumstances. “Good Reason” will exist if UnitedHealth Group takes any of the following actions, without Executive’s consent: (a) reduces Executive’s base salary or target bonus percentage other than in connection with a general reduction affecting a group of employees; (b) moves Executive’s primary work location more than 50 miles; (c) makes changes that substantially diminish Executive’s duties or responsibilities; or (d) Executive no longer reports to Larry Renfro, Chief Executive Officer, Optum.”
The third sentence of Section 5.D. is hereby amended to read:
“Executive agrees that he/she will not, without UnitedHealth Group's prior written consent, which consent will not be unreasonably withheld, directly or indirectly, for Executive or for any other person or entity, as agent, employee, officer, director, consultant, owner, principal, partner or shareholder, or in any other individual or representative capacity, engage in any of the following activities.”

Except as expressly set forth in this Amendment, the Employment Agreement remains in full force and effect according to its terms.

UNITEDHEALTH GROUP		DIRK MCMAHON

By:	/s/ D. Ellen Wilson	By:	/s/ Dirk McMahon

		Date:	5/31/17